UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Material
☐	Soliciting Material Pursuant to Rule 14a-12
Golub Capital BDC 3, Inc.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GOLUB CAPITAL BDC 3, INC.
200 Park Avenue, 25th Floor
New York, NY 10166
(212) 750-6060
June 28, 2023
Dear Stockholder:
You are cordially invited to participate in the 2023 Special Meeting of Stockholders (the “Special Meeting”) of Golub Capital BDC 3, Inc. (the “Company”) to be held virtually on August 16, 2023 at 10:00 a.m., Eastern Time, at the following website: www.virtualshareholdermeeting.com/GBDC32023SM.
The notice of the special meeting and proxy statement, which is accessible on the Internet or by request, provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to approve the extension of the period during which the Company will seek to consummate a liquidity event, as defined in the Company’s offering materials (and in its Annual Report on Form 10-K) (the “Liquidity Event”), and continue to execute on the Company’s strategy to invest primarily in newly originated first lien, senior secured, floating rate loans in U.S. middle market companies (the “Investment Period”) by two years.
It is very important that your shares be represented at the Special Meeting. Even if you plan to participate in the virtual meeting, I urge you to follow the instructions on the notice of virtual special meeting and proxy materials (the “Notice of Virtual Special Meeting and Proxy Materials”) to vote your proxy via the Internet or telephone. We encourage you to vote via the Internet, if possible, as it saves us significant time and processing costs. On the Notice of Virtual Special Meeting and Proxy Materials, you also will find instructions on how to request a hard copy of the proxy statement and proxy card free of charge, and you may vote your proxy by returning a proxy card to us after you request the hard copy materials. Your vote and participation in the governance of the Company are very important to us.
Sincerely yours,

/s/ David B. Golub
David B. Golub
President and Chief Executive Officer

GOLUB CAPITAL BDC 3, INC.
200 Park Avenue, 25th Floor
New York, NY 10166
(212) 750-6060
NOTICE OF VIRTUAL SPECIAL MEETING OF
STOCKHOLDERS TO BE HELD ON AUGUST 16, 2023
Online Meeting Only — No Physical Meeting Location
www.virtualshareholdermeeting.com/GBDC32023SM
Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of Golub Capital BDC 3, Inc. (the “Company”) that:
The 2023 Special Meeting of Stockholders (the “Special Meeting”) of the Company will be conducted virtually at 10:00 a.m., Eastern Time, on August 16, 2023, at the following website: www.virtualshareholdermeeting.com/GBDC32023SM in order consider and vote upon a proposal to extend by two years the period during which the Company will seek to consummate a liquidity event, as defined in the Company’s offering materials (and in its Annual Report on Form 10-K) (a “Liquidity Event”), and continue to execute on the Company’s strategy to invest primarily in newly originated first lien, senior secured, floating rate loans in U.S. middle market companies (the “Investment Period”).
You or your proxyholder can participate and vote by visiting www.virtualshareholdermeeting.com/GBDC32023SM and using the 16-digit control number included in your Notice of Virtual Special Meeting and Proxy Materials. You have the right to receive notice of, and to vote at, the Special Meeting if you were a Stockholder of record at the close of business on June 15, 2023. We are furnishing proxy materials to our Stockholders on the Internet, rather than mailing printed copies of those materials to each Stockholder. You will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Virtual Special Meeting and Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet.
Your vote is extremely important to us. If you are unable to participate in the Special Meeting, we encourage you to vote your proxy on the Internet by following the instructions provided on the Notice of Virtual Special Meeting and Proxy Materials. You may also request from us free of charge hard copies of the proxy statement and a proxy card by following the instructions on the Notice of Virtual Special Meeting and Proxy Materials. In the event there are not enough votes for a quorum or to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Company.
THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
By Order of the Board of Directors,

/s/ Joshua M. Levinson
Joshua M. Levinson
Secretary
June 28, 2023
This is an important meeting. To ensure proper representation at the meeting, please follow the instructions on the Notice of Virtual Special Meeting and Proxy Materials to vote your proxy via the Internet or request, complete, sign, date and return a proxy card. Even if you vote your shares prior to the meeting, you still may participate in the meeting and vote your shares virtually if you wish to change your vote.
Important notice regarding the Availability of Proxy Materials for the Special Meeting of Stockholders To Be Held on August 16, 2023. The Notice of Virtual Special Meeting and Proxy Materials are available free of charge at proxyvote.com

GOLUB CAPITAL BDC 3, INC.
200 Park Avenue, 25th Floor New York, NY 10166
(212) 750-6060

PROXY STATEMENT

For

2023 Virtual Special Meeting of Stockholders
To Be Held on August 16, 2023
Online Meeting Only — No Physical Meeting Location
www.virtualshareholdermeeting.com/GBDC32023SM
This document will give you the information you need to vote on the matters listed on the accompanying Notice of Virtual Special Meeting of Stockholders (“Notice of Special Meeting”). Much of the information in this Proxy Statement is required under the rules of the Securities and Exchange Commission (“SEC”), and some of it is technical in nature. If there is anything you do not understand, please contact us at (212) 750-6060.
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Golub Capital BDC 3, Inc. (the “Company,” “GBDC 3,” “we,” “us” or “our”) for use at our 2023 Special Meeting of Stockholders (the “Special Meeting”) to be conducted virtually via live webcast on Wednesday, August 16, 2023 at 10:00 a.m., Eastern Time, and at any postponements or adjournments thereof. You or your proxyholder can participate, vote, and examine our stockholder list at the virtual special meeting by visiting www.virtualshareholdermeeting.com/GBDC32023SM and using the 16-digit control number included in your Notice of Virtual Special Meeting and Proxy Materials. This Proxy Statement is being provided to stockholders of the Company (the “Stockholders”) of record as of June 15, 2023 via the Internet on or about June 30, 2023. In addition, a Notice of Virtual Special Meeting and Proxy Materials are being sent to Stockholders of record as of June 15, 2023.
We encourage you to vote your shares, either by voting virtually at the Special Meeting or by voting by proxy, which means that you authorize someone else to vote your shares. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you execute a proxy without specifying your voting instructions, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Special Meeting, your shares will be voted at the Board’s discretion unless you specifically state otherwise on your proxy.
You may revoke a proxy at any time before it is exercised by notifying the Company’s Secretary in writing, by submitting a properly executed, later-dated proxy, or by voting virtually at the Special Meeting. Any Stockholder entitled to vote at the Special Meeting may participate in the Special Meeting and vote virtually whether he or she has previously voted his or her shares via proxy or wishes to change a previous vote.
You will be eligible to vote your shares electronically via the Internet, telephone, or by mail by following the instructions on the Notice of Virtual Special Meeting and Proxy Materials.
Purpose of Special Meeting
At the Special Meeting, you will be asked to consider and vote upon a proposal to extend by two years the period during which the Company will seek to consummate a liquidity event, as defined in the Company’s offering materials (and in its Annual Report on Form 10-K) (a “Liquidity Event”), and continue to execute on the Company’s strategy to invest primarily in newly originated first lien, senior secured, floating rate loans in U.S. middle market companies (the “Investment Period”).
Voting Securities
You may vote your shares at the Special Meeting only if you were a Stockholder of record at the close of business on June 15, 2023 (the “Record Date”). There were 89,660,313.188 shares of the Company’s common stock (the “Common Stock”) outstanding on the Record Date. Each share of Common Stock is entitled to one vote.

Quorum Required
A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, virtually or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. If there are not enough votes for a quorum, the Special Meeting can be adjourned in order to permit the further solicitation of proxies.
Votes Required
The approval of the extension of the Investment Period requires the vote of a majority of the votes cast at the Special Meeting virtually or by proxy (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Stockholders may not cumulate their votes. Abstentions will not be included in determining the number of votes cast, and, as a result, will have no effect on the approval of the proposal.
Adjournment and Additional Solicitation. If there appears not to be enough votes to approve the proposal at the Special Meeting, the chair of the Special Meeting shall have the power to adjourn the Special Meeting from time to time without notice other than announcement at the Meeting or Stockholders who are represented virtually or by proxy may vote to adjourn the Special Meeting to permit further solicitation of proxies.
Information Regarding This Solicitation
The Company will bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing and posting this Proxy Statement to the Internet and the cost of mailing the Notice of Special Meeting of Stockholders, the Notice of Virtual Special Meeting and Proxy Materials and any requested proxy materials to Stockholders. The Company intends to use the services of GC Advisors LLC (“GC Advisors”), the Company’s investment adviser, to aid in the distribution and collection of proxy votes. The Company expects to pay market rates for such services. No additional compensation will be paid to directors, officers or regular employees for such services.
Stockholders may provide their voting instructions through the Internet, by telephone, or by mail by following the instructions on the Notice of Virtual Special Meeting and Proxy Materials. These options require Stockholders to input the Control Number, which is provided with the Notice of Virtual Special Meeting and Proxy Materials. If you vote using the Internet, after visiting www.proxyvote.com and inputting your Control Number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders who vote their proxy via the Internet, in addition to confirming their voting instructions prior to submission, will, upon request, receive an e-mail confirming their instructions.
If a Stockholder wishes to participate in the Special Meeting but does not wish to give a proxy by Internet, the Stockholder may join the Special Meeting virtually or request and submit a proxy card by following the instructions on the Notice of Virtual Special Meeting and Proxy Materials.
Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be affected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the Special Meeting, by participating in the Special Meeting and voting virtually, or by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Special Meeting.
Security Ownership of Certain Beneficial Owners and Management
As of the Record Date, to our knowledge, no person would be deemed to control us, as such term is defined in the 1940 Act.
Our directors consist of interested directors and independent directors. We refer to independent directors as those directors who are not “interested persons” of the Company, GC Advisors or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act (the “Independent Directors”). An interested director is an “interested person” of the Company, as defined in the 1940 Act.

The following table sets forth, as of June 15, 2023, certain ownership information with respect to our Common Stock for those persons who beneficially own more than 5 percent of our outstanding Common Stock and all executive officers and directors individually and as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.
Name and Address	Ownership	Shares of Common Stock	Percentage
Lawrence E. Golub(1)(2)	Beneficial	3,675,263.917	4.1%
David B. Golub(1)(2)	Beneficial	3,675,263.917	4.1%
John T. Baily(1)	N/A	—	—
Kenneth F. Bernstein(1)	N/A	—	—
Lofton P. Holder(1)	N/A	—	—
Anita J. Rival(1)	N/A	—	—
William M. Webster IV(1)(3)	Beneficial	143,380.498	*
Christopher C. Ericson(1)	N/A	—	—
Joshua M. Levinson(1)	N/A	—	—
All executive officers and directors as a group (9 persons)	Beneficial	3,818,644.415	4.3%
State Teachers Retirement System of Ohio(4)	Record and beneficial	8,615,086.060	9.6%
*	Represents less than 1.0%
(1)	The business address for each of our officers and directors is c/o Golub Capital BDC 3, Inc., 200 Park Avenue, 25th Floor, New York, NY 10166.
(2)
Messrs. Lawrence E. Golub and David B. Golub are control persons of GCOP LLC. The shares of Common Stock shown in the above table as being owned by each named individual reflect the fact that, due to their control of GCOP LLC, each may be viewed as having shared voting and dispositive power over all of the 1,840,740.602 shares of Common Stock directly owned by such entity. The shares of Common Stock shown in the above table as being owned by each named individual reflect the fact that, due to their control of GEMS Fund 4, L.P., each may be viewed as having shared voting and dispositive power over all of the 1,834,523.315 shares of Common Stock directly owned by such entity although voting rights to the securities held by GEMS Fund 4, L.P. have been passed through to the respective limited partners. Messrs. Lawrence E. Golub and David B. Golub disclaim beneficial ownership of such shares of Common Stock except to the extent of their respective pecuniary interest therein.

(3)
The shares of Common Stock shown in the above table as being owned by Mr. William M. Webster IV, of which 107,767.718 shares are owned directly through investments made by his irrevocable trust, and 35,612.780 shares are owned indirectly through investments in GEMS Fund 4, L.P., which directly owns 1,834,523.315 shares of Common Stock.

(4)	The business address for the State Teachers Retirement System of Ohio is 275 E. Broad St., Columbus, OH 43215.
PROPOSAL: To approve the Extension of the Investment Period of the Company for Two Additional Years
The Company is asking its stockholders to approve an extension of the Investment Period by two years from October 2, 2023 to October 2, 2025. The Board believes this will enhance the Company’s ability to complete a successful Liquidity Event (as defined below) by allowing it additional time to consider such a Liquidity Event, including in a more favorable market environment. Such Liquidity Event could occur at any time and will be subject to a variety of factors.
The Board believes that such an extension would permit the Company to continue, uninterrupted, pursuing its investment strategy focused on investing primarily in senior secured and one-stop loans in U.S. middle market companies. We believe the Company has successfully executed on this strategy building a large, granular portfolio, that, as of March 31, 2023, had a fair value of $2.4 billion across 280 portfolio companies and has earned an inception-to-date, internal rate of return, or IRR, of 7.7% for stockholders taken as a whole as of March 31, 2023.1 As disclosed in its public filings, in calendar year 2022 and continuing into the current year the Company is operating in a period of capital markets disruption and economic uncertainty, which has impacted general economic and market conditions, including, among other things, interest rates, availability of credit and inflation rates. As a result of the current market backdrop, described further below, the Board determined, it would be in the best interest of the Company and stockholders to have the flexibility to consider a Liquidity Event under potentially more favorable conditions.
[1]
The 7.7% IRR on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning August 1, 2017 and ending March 31, 2023. The first investment in GBDC 3 took place on August 1, 2017. These returns do not represent an actual return to any investor in the Company.

However, we believe middle market investments are likely to excel in uncertain market environments such as the current market environment, and that these investments have historically generated premium yields with more desirable structures for lenders as compared to large corporate loans. In addition, we believe the recent credit market dislocation will accelerate the market share shift toward well-positioned larger platforms. We believe that Golub Capital’s scale, product suite, entrenched relationships and strong market position will continue to allow us to find investment opportunities with attractive risk-adjusted returns which will continue to benefit the Company. During the Investment Period, the Board will continue to regularly consider the most appropriate timing and structure for a Liquidity Event. Such Liquidity Event could occur at any time and will be determined by a variety of factors, including more favorable market conditions.
Background
In connection with the private placement of its securities, the Company disclosed to its investors that if it had not consummated a Liquidity Event (which is defined in its offering materials as described below) within six years of the commencement of operations, the Board (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the 1940 Act) would use its commercially reasonable efforts to wind down or liquidate and dissolve the Company or to consummate a strategic sale to a third party.
The Company defines a “Liquidity Event” as any of the following: (1) an initial public offering of the Company’s common stock or the listing of the Company’s common stock on a national securities exchange or (2) a sale of all or substantially all of the Company’s assets to, or other liquidity event with, an entity for consideration of either cash and/or publicly listed securities of the acquirer, which potential acquirers may include business development companies, including business development companies affiliated with GC Advisors, and entities that are not business development companies.
The Board regularly reviews the long-term strategic plan of the Company with the goal of maximizing stockholder value. As part of that review and the Board’s regular ongoing evaluation of business opportunities, the Board has considered and engaged in discussions concerning possible strategic transactions available to the Company and has discussed the various alternatives available for a Liquidity Event.
On February 4, 2022, the Board held a regularly scheduled meeting at which management of the Company discussed the various alternatives for a Liquidity Event as well as the approvals required for each type of Liquidity Event. Representatives from Dechert LLP (“Dechert”), counsel to the Company, and Blank Rome LLP (“Blank Rome”), independent counsel to the Independent Directors, were present at the meeting and responded to questions raised. The Board discussed the various alternatives available for a Liquidity Event. Following the February 4, 2022 meeting and at the direction of the Independent Directors, management of Company, on behalf of the Independent Directors, engaged in discussions with various investment banks to potentially serve as a financial advisor to the Independent Directors in connection with the evaluation of the various alternatives for a Liquidity Event.
In April 2022, after evaluating the qualifications of a potential independent financial advisor, including its relationships with relevant parties, the Independent Directors authorized the officers of the Company as well as the personnel of GC Advisors to negotiate the engagement of the selected firm as financial advisor to the Independent Directors.
Following the engagement of the financial advisor to the Independent Directors, the Board was provided with regular updates regarding the consideration of a potential Liquidity Event and associated planning for such a Liquidity Event.
During this period, the Board, including the Independent Directors in consultation with their independent financial advisor as well as GC Advisors, continued to work on and consider Liquidity Event alternatives at and in between meetings of the Board. At a regularly scheduled meeting of the Board on May 5, 2023, the Board continued to conclude that, given the general market uncertainty and volatility, it was not yet appropriate to proceed with a Liquidity Event despite what the Board believed has been strong execution of the Company’s investment strategy that has generated consistent, premium returns to stockholders. At the meeting of the Board on May 5, 2023, the Board considered the prior disclosure to investors (during the private placement), which provided that following October 2, 2023, the Board (to the extent consistent with its fiduciary duties and subject to any necessary stockholder approvals and applicable requirements of the 1940 Act) would use its commercially reasonable efforts to wind down or liquidate and dissolve the Company or to consummate a strategic sale to a third party. The Board discussed the implications of this disclosure, noting that it did not require the Company to immediately commence a liquidation after October 2,

2023. The Board deemed it in the best interest of the Company and its stockholders to continue to seek to maximize stockholder value beyond such date. The Board considered that it would not be in the best interests of stockholders to commence a liquidation or wind down in the current volatile market environment and that, in fact, the volatile market environment may present investment opportunities that would be beneficial to the long-term value of the shares of Company common stock held by stockholders should the Company continue to reinvest the proceeds from investment payoffs into new investment opportunities with attractive risk-adjusted returns while continuing to evaluate the execution of a Liquidity Event in a potentially more favorable market environment.
The Board noted that extension of the Investment Period would not alter the terms of the subscription agreements entered into by investors in the private placement of the Company’s common stock (the “Subscription Agreements”). Pursuant to such Subscription Agreements, investors made commitments to purchase shares of common stock and fund capital contributions to purchase the Company’s common stock each time the Company delivers a drawdown notice. The commitment period (“Commitment Period”), set forth in each Subscription Agreement, during which investors are obligated to fund purchases of common stock at the Company’s discretion, would not change as a result of an extension of the Investment Period. After termination of the Commitment Period, investors are released from any obligation to fund any undrawn capital commitment, except to the extent necessary to (i) pay expenses, including the base management fee payable to GC Advisors, amounts due or that may become due under any financing or similar obligations, and indemnity obligations; or (ii) fund investments or obligations (including guarantees) of the Company in connection with any transaction for which there is a binding written agreement as of the end of the applicable Commitment Period (including phased investments).
The Board also considered that, since the commencement of operations, the Company has deposited one-third of each incentive fee payment pursuant to the investment advisory agreement between the Company and GC Advisors into an escrow account (the “Escrow Account”), which assets would be returned to the Company for the benefit of the stockholders if no Liquidity Event occurs prior to October 2, 2023. As of May 31, 2023, the Company has made deposits totaling approximately $12.8 million into the Escrow Account since inception and that these amounts would be returned to the Company for the benefit of stockholders on or around October 3, 2023. In connection with stockholders approving the Investment Period extension, GC Advisors will voluntarily agree to implement a new incentive fee escrow structure during the extended Investment Period to replicate the current structure for the benefit of stockholders. Under this structure the Company would deposit one-third of each incentive fee payment pursuant to the investment advisory agreement between the Company and GC Advisors into an escrow account. Such amounts would be returned to the Company for the benefit of stockholders if no Liquidity Event occurs prior to October 2, 2025.
After consideration of these and other factors, the Board, including all of the Independent Directors, concluded that it would be the in best interests of stockholders to seek approval from the stockholders of a two-year extension of the Investment Period. The Board concluded that such an extension would permit the Company to continue investment operations, uninterrupted, in order to take advantage of the potential for attractive investment opportunities that may arise in a volatile and uncertain market environment while the Board would continue to consider the most appropriate timing and structure for a Liquidity Event. During the extension of the Investment Period, the Board will continue to work with GC Advisors and the independent financial advisor to the Independent Directors to evaluate and consider alternatives for a Liquidity Event or it if is appropriate to commence an orderly liquidation or wind down of the Company.
Required Vote
The approval of the extension of the Investment Period requires the vote of a majority of the votes cast at the Special Meeting, meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal. Stockholders may not cumulate their votes. Abstentions will not be included in determining the number of votes cast, and, as a result, will have no effect on the approval of the proposal.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT GBDC 3 STOCKHOLDERS VOTE FOR THE APPROVAL OF THE EXTENSION OF THE INVESTMENT PERIOD DESCRIBED IN THIS PROXY STATEMENT.

OTHER BUSINESS
The Board knows of no other matter that is likely to come before the Special Meeting or that may properly come before the Special Meeting, apart from the consideration of an adjournment or postponement.
If there appears not to be enough votes for a quorum or to approve the proposal at the Special Meeting, the chair of the Special Meeting shall have the power to adjourn the Special Meeting from time to time without notice other than announcement at the Meeting or the Stockholders who are represented in person or by proxy may vote to adjourn the Special Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment.
Whether or not you expect to participate in the virtual meeting, please follow the instructions on the Notice of Virtual Special Meeting and Proxy Materials to vote via the Internet or request, sign, date and return a proxy card so that you may be represented at the meeting. The Special Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by live webcast. To participate in the Special Meeting, visit www.virtualshareholdermeeting.com/GBDC32023SM and enter the control number included with the Notice of Virtual Special Meeting and Proxy Materials. Please allow time for online check-in procedures. For questions regarding the virtual meeting and voting, please contact us by phone at (212) 750-6060 or by writing to Golub Capital BDC 3, Inc., 200 Park Avenue, New York, NY 10166, Attention: Joshua M. Levinson, Secretary.
DELIVERY OF PROXY MATERIALS
Please note that only one copy of this proxy statement or Notice of Virtual Special Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by contacting us by phone at (212) 750-6060 or by writing to Golub Capital BDC 3, Inc., 200 Park Avenue, New York, NY 10166, Attention: Joshua M. Levinson, Secretary.
AVAILABLE INFORMATION
Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available without charge upon request by calling us collect at (212) 750-6060, or by mail to Golub Capital BDC 3, Inc., Attention: Investor Relations, 200 Park Avenue, 25th Floor, New York, NY 10166. Copies of such reports are also posted via EDGAR on the SEC’s website at www.sec.gov.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or use your smartphone camera to scan the QR Barcode above and click on the link**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GBDC32023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19534-S68520-Z85613

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOLUB CAPITAL BDC 3, INC.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V19535-S68520-Z85613

GOLUB CAPITAL BDC 3, INC.
Special Meeting of Stockholders
August 16, 2023, 10:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Joshua M. Levinson and Christopher C. Ericson, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of Golub Capital BDC 3, Inc. (the "Company") which the undersigned is entitled to vote at the 2023 Special Meeting of Stockholders of the Company ("Special Meeting") to be held virtually at the following website: www.virtualshareholdermeeting.com/GBDC32023SM, on August 16, 2023, at 10:00 AM EDT, and at all adjournments thereof, as indicated on this proxy.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and will be voted "For" the proposal set forth in the Company's proxy statement.

Continued and to be signed on reverse side